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                                                                    Exhibit 23.6


[MORGAN STANLEY LOGO]

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  1585 BROADWAY
                                                  NEW YORK, NEW YORK 10036
                                                  (212) 761-4000


                                                  October 29, 1996


We hereby consent to the inclusion in the Registration Statement on Form F-4 and the related Proxy Statement/Prospectus with respect to the proposed merger of Sun Merger Corp., a wholly owned subsidiary of Sun International Hotels Limited, with and into Griffin Gaming & Entertainment, Inc., of our opinion letter appearing as Annex V to such Prospectus/Proxy Statement which is a part of such Registration Statement, and to the references to our firm name under the captions "SUMMARY - The Merger and the Merger Agreement - Opinion of GGE's Financial Advisor" and "THE MERGER - GGE's Reasons for the Merger; Recommendation of its Board of Directors" and "Opinion of GGE's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the "Securities Act Rules") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the Securities Act Rules.

                                                  Very truly yours,


                                                  MORGAN STANLEY &
                                                  CO. INCORPORATED



                                                  By:/s/ David J. Topper
                                                     ---------------------
                                                     David J. Topper
                                                     Managing Director